Exhibit 99.1

NEWS RELEASE

Release No.

414 Union Street, Suite 2000	Contact:
Nashville, TN 37219-1711	Mary Cohn (Media Relations)
615.986.5600	615-986-5886
Fax: 615.986.5666	Mike Kinney / Becky Barckley (Investor Relations)
615-986-5600

FOR RELEASE AT 8:00 A.M. (EDT) WEDNESDAY, OCTOBER 26, 2005

LP Reports Third Quarter Profits

Nashville, TN. (October 26, 2005) - Louisiana-Pacific Corporation (LP) (NYSE: LPX) reported today third quarter net income of $173 million, or $1.58 per diluted share, on sales from continuing operations of $621 million. In the third quarter of 2004, LP’s net income was $108 million, or $0.98 per diluted share, on sales from continuing operations of $702 million. For the first nine months of 2005, LP reported net income of $375 million, or $3.38 per diluted share, on sales from continuing operations of $2.0 billion compared to net income of $407 million, or $3.72 per diluted share, on sales from continuing operations of $2.2 billion for the first nine months of 2004.

For the third quarter of 2005, income from continuing operations was $176 million, or $1.60 per diluted share. In the third quarter of 2004, LP’s income from continuing operations was $106 million, or $0.95 per diluted share.  For the first nine months 2005, income from continuing operations was $385 million, or $3.48 per diluted share. For the first nine months of 2004, income from continuing operations was $403 million, or $3.68 per diluted share. Results for 2005 include a one-time reversal of deferred tax liabilities of $102 million for the quarter (or $0.93 per diluted share) and $91 million for the first nine months of the year (or $0.83 per diluted share) associated with the planned repatriation of foreign earnings as provided by the American Job Creation Act of 2004. Results for the first nine months of 2004 included charges primarily for the early extinguishment of debt, impairments of long-lived assets, litigation and other net operating charges totaling $84 million ($51 million after tax, or $0.47 per diluted share).

“Operationally, LP had a good quarter,” said Rick Frost, chief executive officer. “LP earned $0.68 per share from continuing operations without the benefit of the one-time repatriation adjustment to our tax provision.  OSB pricing started the quarter by drifting downward but reversed in September partially as a result of the Gulf Coast hurricanes.  These hurricanes negatively affected our operations by causing rapidly escalating costs associated with energy and oil-based raw materials, down time at several of our Texas mills due to power outages and disruption of deliveries across the South,” Frost continued.

“During the quarter, LP retired about $170 million in debt and implemented a $150 million accelerated share buyback program. LP continues to have a strong balance sheet that provides us with the financial flexibility to implement our growth plans,” Frost concluded.

“In the third quarter, LP finalized plans to repatriate approximately $520 million of earnings and profits from our Canadian subsidiary under the provisions of the American Jobs Creation Act,” stated Curt Stevens, Executive Vice President and Chief Financial Officer. “This decision reduces LP’s tax provision by just over $100 million for the quarter,” he concluded.

At 11:00 a.m. EST (8:00 a.m. PST) today, LP will host a webcast on its third quarter 2005 financial results.  To access the live webcast and accompanying presentation, visit www.lpcorp.com and go to the “Investor Relations” section from the main menu.

LP is a premier supplier of building materials, delivering innovative, high-quality commodity and specialty products to its retail, wholesale, homebuilding and industrial customers.  Visit LP’s web site at www.lpcorp.com for additional information on the company.

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FORWARD LOOKING STATEMENTS

This news release contains statements concerning Louisiana-Pacific Corporation’s (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters addressed in these statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts, market demand for the company’s products, and prices for structural products; the effect of forestry, land use, environmental and other governmental regulations; the ability to obtain regulatory approvals; and the risk of losses from fires, floods and other natural disasters. These and other factors that could cause or contribute to actual results differing materially from those contemplated by such forward-looking statements are discussed in greater detail in the company’s Securities and Exchange Commission filings.

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

FINANCIAL AND QUARTERLY DATA

(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004

Net sales	$621.3	$702.2	$1,974.7	$2,166.3

Income before taxes and equity in earnings of unconsolidated affiliates	$110.3	$177.9	$434.9	$642.3

Income from continuing operations excluding (gain) loss on sale or impairment of long-lived assets, other operating credits and charges, net, loss on early extinguishment of debt and reversal of tax liabilities due to repatriation	$74.5	$116.8	$295.3	$453.3

Income from continuing operations	$175.5	$105.5	$385.4	$403.2

Net income	$172.5	$108.1	$374.6	$407.0

Net income per share - basic	$1.58	$0.99	$3.40	$3.76
- diluted	$1.58	$0.98	$3.38	$3.72
Average shares outstanding (in millions)
Basic	109.0	109.6	110.1	108.2
Diluted	109.6	110.7	110.8	109.5

Calculation of income from continuing operations excluding (gain) loss on sale or impairment of long-lived assets, other operating credits and charges, net, loss on early extinguishment of debt and effect of planned repatriation of foreign earnings:

Income from continuing operations	$175.5	$105.5	$385.4	$403.2

(Gain) loss on sale or impairment of long-lived assets	0.9	2.7	—	15.7
Other operating credits and charges, net	0.3	15.5	1.4	24.6
Loss on early extinguishment of debt	—	0.2	—	41.5
	1.2	18.4	1.4	81.8
Provision for income taxes on above items	(0.5)	(7.1)	(0.5)	(31.7)
Reversal of deferred tax liabilities due to repatriation of foreign earnings	(101.7)	—	(91.0)	—
	(101.0)	11.3	(90.1)	50.1

	$74.5	$116.8	$295.3	$453.3

Per share - basic	$0.68	$1.07	$2.68	$4.19
diluted	$0.68	$1.05	$2.66	$4.14

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004

Net Sales	$621.3	$702.2	$1,974.7	$2,166.3
OPERATING COSTS AND EXPENSES
Cost of sales	445.6	427.4	1,334.6	1,202.7
Depreciation, amortization and depletion	33.5	39.1	98.8	103.3
Selling and administrative	36.8	38.1	110.5	119.9
(Gain) loss on sale or impairment of long lived assets	0.9	2.7	—	15.7
Other operating credits and charges, net	0.3	15.5	1.4	24.6
Total operating costs and expenses	517.1	522.8	1,545.3	1,466.2

Income from operations	104.2	179.4	429.4	700.1

NON-OPERATING INCOME (EXPENSE)
Foreign currency exchange (loss) gain	0.4	1.8	(1.6)	2.9
Loss on early extinguishment of debt	—	(0.2)	—	(41.5)
Interest expense, net of capitalized interest	(13.1)	(14.4)	(44.1)	(49.8)
Investment income	18.8	11.3	51.2	30.6
Total non-operating income (expense)	6.1	(1.5)	5.5	(57.8)

Income before taxes and equity in earnings of unconsolidated affliates	110.3	177.9	434.9	642.3
Provision (benefit) for income taxes	(66.5)	72.9	49.0	240.9
Equity in (income) loss of unconsolidated affliates	1.3	(0.5)	0.5	(1.8)

Income from continuing operations	175.5	105.5	385.4	403.2

DISCONTINUED OPERATIONS
Income (loss) from discontinued operations	(5.0)	4.1	(17.6)	6.2
Provision (benefit) for income taxes	(2.0)	1.5	(6.8)	2.4
Income (loss) from discontinued operations	(3.0)	2.6	(10.8)	3.8

Net income	$172.5	$108.1	$374.6	$407.0

Net income per share of common stock (basic):
Income from continuing operations	$1.61	$0.96	$3.50	$3.73
Income (loss) from discontinued operations	(0.03)	0.03	(0.10)	0.03
Net Income - per share basic	$1.58	$0.99	$3.40	$3.76

Net income per share of common stock (diluted):
Income from continuing operations	$1.60	$0.95	$3.48	$3.68
Income (loss) from discontinued operations	(0.02)	0.03	(0.10)	0.04
Net Income - per share diluted	$1.58	$0.98	$3.38	$3.72

Average shares of stock outstanding - basic	109.0	109.6	110.1	108.2
Average shares of stock outstanding - diluted	109.6	110.7	110.8	109.5

CONDENSED CONSOLIDATED BALANCE SHEETS

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions) (Unaudited)

	September 30, 2005	December 31, 2004
ASSETS
Cash and cash equivalents	$654.4	$544.7
Short-term investments	394.8	608.2
Receivables, net	183.1	185.5
Inventories	211.0	203.5
Prepaid expenses and other current assets	16.6	15.9
Deferred income taxes	1.0	26.7
Current portion of notes receivable from asset sales	70.8	—
Current assets of discontinued operations	12.9	19.6
Total current assets	1,544.6	1,604.1

Timber and timberlands	95.4	97.7

Property, plant and equipment	1,798.2	1,758.6
Accumulated depreciation	(1,038.0)	(1,008.3)
Net property, plant and equipment	760.2	750.3
Goodwill	273.5	273.5
Notes receivable from asset sales	333.0	403.8
Long-term investments	23.2	30.2
Restricted cash	64.1	65.9
Investments in and advances to affliates	193.3	132.7
Other assets	38.6	37.2
Long-term assets of discontinued operations	17.3	55.2
Total assets	$3,343.2	$3,450.6

LIABILITIES AND EQUITY
Current portion of long-term debt	$22.6	$178.0
Current portion of limited recourse notes payable	69.7	—
Accounts payable and accrued liabilities	243.1	250.0
Current portion of contingency reserves	12.0	12.0
Total current liabilities	347.4	440.0

Long-term debt, excluding current portion:
Limited recourse notes payable	326.8	396.5
Other long-term debt	209.7	226.0
Total long-term debt, excluding current portion	536.5	622.5

Contingency reserves, excluding current portion	34.7	42.1
Other long-term liabilities	54.7	60.7
Deferred income taxes	397.6	517.5

Commitments and contingencies

Stockholders’ equity:
Common stock	116.9	116.9
Additional paid-in capital	436.4	440.0
Retained earnings	1,742.1	1,406.2
Treasury stock	(257.1)	(127.4)
Accumulated comprehensive loss	(66.0)	(67.9)
Total stockholders’ equity	1,972.3	1,767.8
Total liabilities and equity	$3,343.2	$3,450.6

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions) (Unaudited)

	Nine Months Ended September 30,
	2005	2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$374.6	$407.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and cost of timber harvested	100.8	107.0
Loss on sale or impairment of long-lived assets	11.6	22.7
Tax effect of exercise of stock options	4.8	13.8
Loss on early debt extinguishment	—	41.5
Exchange (gain) loss on remeasurement	4.1	(4.4)
Other operating charges and credits, net	—	14.2
Cash settlement of contingencies	(7.8)	(47.6)
Other adjustments, net	1.3	10.6
Pension payments	(20.0)	(41.1)
Pension expense	10.4	12.2
(Increase) decrease in receivables	4.5	(35.3)
Increase in inventories	—	(8.3)
(Increase) decrease in prepaid expenses	0.5	(4.7)
Decrease in accounts payable and accrued liabilities	(13.0)	(27.4)
Increase (decrease) in deferred income taxes	(96.1)	84.3
Net cash provided by operating activities	375.7	544.5

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment additions	(110.5)	(91.2)
Proceeds from asset sales	33.4	16.1
Investment in joint ventures	(63.8)	(12.7)
Proceeds of sales of investments	3,419.0	1,258.6
Cash paid for purchase of investments	(3,196.4)	(1,828.6)
Decrease in restricted cash under letters of credit	3.0	44.0
Other investing activities, net	—	(0.2)
Net cash provided by (used in) investing activities	84.7	(614.0)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of revolving credit facilities	—	(4.5)
Repayment of long-term debt	(171.1)	(259.2)
Sale of common stock under equity plans	11.7	40.0
Payment of cash dividends	(38.7)	(21.8)
Purchase of treasury stock	(150.6)	(2.0)
Other financing activites, net	—	0.5
Net cash used in financing activities	(348.7)	(247.0)

EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS:	(2.0)	2.2

Net increase (decrease) in cash and cash equivalents	109.7	(314.3)
Cash and cash equivalents at beginning of period	544.7	925.9

Cash and cash equivalents at end of period	$654.4	$611.6

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

SELECTED SEGMENT INFORMATION

(Dollar amounts in millions) (Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004

Net sales:
OSB	$353.0	$436.3	$1,173.0	$1,428.8
Siding	129.1	115.3	349.8	326.5
Engineered Wood Products	100.9	114.6	330.7	297.6
Other	40.1	40.0	128.5	121.9
Less: Intersegment sales	(1.8)	(4.0)	(7.3)	(8.5)
	$621.3	$702.2	$1,974.7	$2,166.3

Operating profit (loss):
OSB	$98.6	$199.1	$416.4	$761.8
Siding	17.1	17.2	40.5	44.9
Engineered Wood Products	7.9	3.6	25.5	3.4
Other	1.4	3.4	12.4	10.0
Other operating credits and charges, net	(0.3)	(15.5)	(1.4)	(24.6)
Gain (loss) on sales of and impairment of on long lived assets	(0.9)	(2.7)	—	(15.7)
General corporate and other expenses, net	(20.9)	(25.2)	(64.5)	(77.9)
Early extinguishment of debt	—	(0.2)	—	(41.5)
Foreign currency gains (losses)	0.4	1.8	(1.6)	2.9
Investment income (interest expense), net	5.7	(3.1)	7.1	(19.2)
Income from operations before taxes	109.0	178.4	434.4	644.1
Provision (benefit) for income taxes	(66.5)	72.9	49.0	240.9
Income from continuing operations	$175.5	$105.5	$385.4	$403.2

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

NOTES TO FINANCIAL DATA

(Dollar amounts in millions, except per share amounts) (Unaudited)

1.               Results of operations for interim periods are not necessarily indicative of results to be expected for an entire year.

2.               The major components of  “Other operating credits and charges, net” in the Consolidated Statements Of Income for the quarter and nine months ended September 30 and are reflected in the table below and are described in the paragraph following the table:

	2005		2004
Quarter Ended September 30,	Pre-tax	After tax	Pre-tax	After tax
Charges associated with the corporate relocation	$(0.3)	$(0.2)	$(5.1)	$(3.1)
Revisions to environmental contingencies reserves	—	—	0.4	0.2
Charges associated with CEO retirement	—	—	(10.7)	(6.6)
Other	—	—	(0.1)	(0.1)
	$(0.3)	$(0.2)	$(15.5)	$(9.6)

	2005		2004
Nine Months Ended September 30,	Pre-tax	After tax	Pre-tax	After tax
Revisions to environmental contingency reserves	$—	$—	$2.1	$1.3
Charges associated with the corporate relocation	(2.4)	(1.5)	(9.5)	(5.8)
Recovery related to assets and liabilities transferred under contractual arrangement	1.0	0.6	—	—
Charges associated with CEO retirement	—	—	(10.7)	(6.6)
Increase in litigation reserves	—	—	(6.0)	(3.7)
Other	—	—	(0.5)	(0.3)
	$(1.4)	$(0.9)	$(24.6)	$(15.1)

In the first quarter of 2004, LP recorded a gain of $1.7 million  ($1.0 after taxes, or $0.01 per diluted share) associated with a reduction in environmental reserves in relation to our former Alaska operations, a charge of $6.0 million ($3.7 million after taxes, or $0.3 per diluted share) for an increase in litigation reserves due to an adverse court ruling and a charge of  $2.0 million ($1.2 million after taxes, or $0.01 per diluted share) associated with the relocation and consolidation of LP’s corporate offices to Nashville, Tennessee.

In the second quarter of 2004, LP recorded a charge of $2.4 million ($1.5 million after taxes, or $0.01 per diluted share) associated with the relocation and consolidation of LP’s corporate offices to Nashville, Tennessee.

In the third quarter of 2004, LP recorded a charge of  $5.1 million ($3.1 million after taxes, or $0.03 per diluted share) associated with the relocation and consolidation of LP’s corporate offices to Nashville, Tennessee, a charge of $10.7 million ($6.6 million after taxes, or $0.6 per diluted share) associated with certain compensation arrangements impacted by Mr. Suwyn’s retirement and a gain of $0.4 million  ($0.2 million after taxes, or $0.00 per diluted share) associated with a reduction in environmental reserves in relation to our former Alaska operations.

In the first quarter of 2005, LP recorded a gain of $0.9 million ($0.06 million after taxes, or $0.01 per diluted share) associated with the recovery of a previous loss associated with the sale of the Samoa, California pulp mill and a charge of $0.6 million ($0.4 million after taxes, or $0.00 per diluted share) associated with the relocation and consolidation of LP’s corporate offices to Nashville, Tennessee.

In the second quarter of 2005, LP recorded a charge of $1.5 million ($0.9 million after taxes, or $0.01 per diluted share) associated with the relocation and consolidation of LP’s corporate offices to Nashville, Tennessee.

In the third quarter of 2005, LP recorded a charge of $0.3 million ($0.2 million after taxes, or $0.00 per diluted share) associated with the relocation and consolidation of LP’s corporate offices to Nashville, Tennessee.

3.               Gain (Loss) on Sale or Impairment of Long-Lived Assets:

The major components of “Gain (loss) on sale or impairment of long-lived assets” in the Consolidated Statements Of Income for the quarter and nine months ended September 30 are reflected in the table below and are described in the paragraphs following the tables:

	2005		2004
Quarter Ended September 30,	Pre-tax	After tax	Pre-tax	After tax
Gain (loss) on other long-lived assets, net	$(0.9)	$(0.5)	$0.6	$0.4
Impairment charges on fixed assets	—	—	(3.3)	(2.0)
	$(0.9)	$(0.5)	$(2.7)	$(1.6)

	2005		2004
Nine months ended September 30,	Pre-tax	After tax	Pre-tax	After tax
Gain (loss) on other long-lived assets, net	$(1.2)	$(0.7)	$0.5	$0.3
Impairment charges on fixed assets	1.2	0.7	(16.2)	(9.9)
	$—	$—	$(15.7)	$(9.6)

In the first quarter of 2004, LP recorded a loss of $9.7 million ($6.4 million after taxes, or $0.05 per diluted share) on the cancellation of a capital project to build a veneer mill in British Columbia and a charge of $3.2 million ($2.0 million after taxes, or $0.02 per diluted share) for impairment of timber rights associated with a cedar mill in British Columbia, Canada to reduce the book value to the estimated realizable sales value.

In the third quarter of 2004, LP recorded a loss of $2.8 million ($1.7 million after taxes, or $0.02 per diluted share) on a non-operating OSB mill,  $0.5 million ($0.3 after taxes, or $0.00 per diluted share) of additional expense associated with the cancellation of a capital project to build a veneer mill in British Columbia to reduce the values to the net realizable sale price for these assets and a gain of $0.6 million ($0.4 million after taxes, or $0.00 per diluted share) associated with the sale of certain other assets.

In the second quarter of 2005, LP reversed $1.2 million of an impairment charge recorded in the first quarter of 2004 due to management’s decision to continue to retain and operate certain timber tenure rights previously classified as discontinued operations.

4.               Income Taxes

	Quarter Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Income from continuing operations	$109.0	$178.4	$434.4	$644.1
Income (loss) from discontinued operations	(5.0)	4.1	(17.6)	6.2
	104.0	182.5	416.8	650.3
Total tax provision on operations	33.2	74.4	133.2	243.3
After-tax income before repatriation	70.8	108.1	283.6	407.0
Effect of repatriation	101.7	—	91.0	—
Net income	$172.5	$108.1	$374.6	$407.0

Accounting standards require that the estimated effective income tax rate (based upon estimated annual amounts of taxable income and expense) by income component for the year be applied to year-to-date income or loss at the end of each quarter. At quarter end, the income tax accrual is adjusted to the latest estimate with the difference between the previously accrued year to date balance and actual being charged to the current quarter.

During the third quarter, LP finalized its plans to repatriate accumulated earnings from its Canadian subsidiaries to the US under the provisions of the American Jobs Creation Act of 2004.  LP plans to repatriate approximately $522 million of Canadian earnings in the fourth quarter and will pay approximately $31 million in US federal and state income taxes with respect to the distribution and an additional $22 million, net of tax benefit, in Canadian withholding taxes.  LP had previously anticipated repatriating a portion of these earnings as a dividend to the US, and accordingly accrued a tax liability of $155.0 million through June 30 2005 ($144.3 million at December 31, 2004).  The American Jobs Creation Act of 2004 provides for a dividends received deduction for 85% of the qualified portion of this dividend and therefore, in the third quarter, LP reversed $91 million of tax liabilities accrued in prior years as well as $10.7 million accrued in the first six months of 2005.

The components and associated effective income tax rates applied to each period are as follow:

	Quarter Ended September 30,
	2005		2004
	Tax Provision (Benefit)	Tax Rate	Tax Provision (Benefit)	Tax Rate
Continuing operations	$35.2	32%	$72.9	41%
Discontinued operations	(2.0)	38%	1.5	37%
Effect of Repatriation	(101.7)		—
	$(68.5)	(66)%	$74.4	41%

	Nine Months Ended September 30,
	2005		2004
	Tax Provision (Benefit)	Tax Rate	Tax Provision (Benefit)	Tax Rate
Continuing operations	$140.0	32%	$240.9	37%
Discontinued operations	(6.8)	38%	2.4	39%
Effect of Repatriation	(91.0)		—
	$42.2	10%	$243.3	37%

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

SUMMARY OF PRODUCTION VOLUMES

	Quarter Ended September 30,		Nine Month Ended September 30,
	2005	2004	2005	2004

Oriented strand board, million square feet 3/8” basis	1,399	1,424	4,173	4,185

Oriented strand board, million square feet 3/8” basis (produced by wood-based siding mills)	24	16	50	24

Wood-based siding, million square feet 3/8” basis	229	269	743	783

Engineered I-Joist, million lineal feet	22	25	71	70

Laminated veneer lumber (LVL), thousand cubic feet	2,277	3,131	8,652	9,021

Composite Decking, thousand lineal feet	11	13	37	29

Vinyl Siding, squares	780	816	2,290	2,407